FIRST AMENDMENT TO AMENDED AND
                            RESTATED CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "Credit Agreement"), dated as of July 1, 2000 is entered into by and between CITIZENS BANK OF MASSACHUSETTS as successor in interest to State Street Bank and Trust Company (the "Bank") and QC OPTICS INC. (the "Borrower").

         WHEREAS, as of June 29, 1998, the Bank and the Borrower entered into a certain Amended and Restated Credit Agreement (the "Credit Agreement") and in connection therewith, the Borrower executed and delivered to the Bank a First Allonge to Promissory Note in the face amount of $2,000,000.00 dated as of June 29, 1998 (the "Note"), as well as various other agreements dated as of June 29, 1998 (all of said above-referenced documents shall collectively be referred to as the "Loan Documents"); and

         WHEREAS, the Bank has agreed, subject to the conditions stated herein and any other conditions and requirements as are set forth in the Loan Documents, to amend certain provisions of the Loan Documents and to extend the maturity date of the Loan Documents as provided below.

         NOW, THEREFORE, for valuable consideration paid, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.   The Credit Agreement shall be, and hereby is, revised as follows:

     (a) The definition of "Bank" appearing in the introductory paragraph of the Credit Agreement shall hereby be amended by replacing "State Street Bank and Trust Company" with "Citizens Bank of Massachusetts, a Massachusetts banking corporation.

     (b) The definition of "Commitment" in Section 1.01 shall hereby be amended by deleting the definition contained therein and inserting the following:

               "Commitment" means the Bank's agreement as set forth in the Bank's Commitment Letters dated June 5, 1998 and July 27, 2000 to make Loans to the Borrower.


     (c) Section 2.01 shall hereby be amended by replacing the Maturity Date of June 30, 2000 with the Maturity Date of June 30, 2001.

     (d) Section 3.01(6) shall hereby be amended by adding the following to tile end of said section:

               "Other documents shall include, but not be limited to, a Covenant Compliance Certificate from Borrower, in substance similar to the


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

               certificate a copy of which is attached hereto as Exhibit 3.01(6), certifying that Borrower is in compliance with all financial covenants contained in the Credit Agreement."

     (e) Section 5.07(6) shall hereby be amended by inserting after the word "Bank" and before the words "a monthly aging" the words "by the fifteenth day of each month for the prior month-end".

     (f) Section 5.07(7) shall hereby be amended by inserting after the word "hereunder" and before the words "the Borrower shall" the following:
          "and monthly by the fifteenth day of each month for the prior month-end".

     (g) Section 6.10 shall hereby be amended by deleting the first sentence thereof and inserting the following:

               Section 6.10 Financial Covenants. So long as any unpaid balances are outstanding under the Note:

     (h) Section 6.10(2) shall hereby be amended by replacing the Minimal Capital Funds Level of $7,500,000 with a Minimal Capital Funds Level of $4,500,000.

     (i) Section 6.10(3) shall hereby be amended by replacing the Maximum Debt to Capital Funds ratio of not less than 1.0 to 1 with a Maximum debt to Capital Funds ratio of not less than .75 to 1.

     (j) Section 6.10 shall hereby be amended by deleting subsection (4) in its entirety and inserting a new subsection (4) as follows:

               (4) Quarterly Earnings. The Borrower's net income will not be less than zero for any two consecutive quarters.


2. The Borrower hereby represents and warrants that it is in full compliance with the terms and conditions of the Loan Documents and that there are no defaults under the terms and conditions which, with the lapse of time or the giving of notice, would constitute a default under any of the loan documents.


3. Except as modified by this Agreement, all terms, provisions and conditions of the Credit Agreement and the Loan Documents shall remain unchanged and in full force and effect.


4. This Agreement may be executed simultaneously in several counterparts, each of which shall constitute one and the same instrument.



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

         IN WITNESS WHEREOF, the parties have executed this Agreement under the seal by their duly authorized officers as of the day and year first above written.



BANK:


CITIZENS BANK OF MASSACHUSETTS


By:/s/ Bruce S. Daniels
   ----------------------------------
Bruce S. Daniels, Vice President



BORROWER:


QC OPTICS, INC.



By:/s/ Eric T. Chase
   ----------------------------------
Eric T. Chase, President



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